REFERENCE 10.7

 COMPASS POINT GROUP INC - CONSULTING AGREEMENT INVESTOR RELATIONS PRODUCTION

                           THE COMPASS POINT GROUP
                                 INCORPORATED

This Agreement (the "Agreement") is dated April 14, 1999 and is entered into by and between NOVA PHARMACEUTICAL INC., (hereinafter referred to as "CLIENT') and THE COMPASS POINT GROUP, INC. (hereinafter referred to as "CPG").

1. CONDITIONS. This Agreement will not take effect and CPG will have no obligation to provide any service whatsoever, until CLIENT returns a signed copy of this Agreement to CPG (either by mail or facsimile copy). CLIENT shall be truthful with CPG in regard to any relevant material regarding CLIENT, verbally or otherwise, or this entire Agreement will terminate and all monies paid shall be forfeited without further notice. Agreed, CLIENTS INITIALS._/s/ RM.

Upon execution of this Agreement, CLIENT agrees to cooperate with CPG and keep CPG informed of any developments of importance pertaining to the CLIENT'S business, and abide by this Agreement in its entirety.

2 SCOPE AND DUTIES. During the term of this Agreement, CPG will perform the following services on a best efforts basis for CLIENT:

2.1Advice and Counsel. CPG will provide advice an counsel regarding CLIENT's strategic business and financial plans, strategy and negotiations with potential lenders/investors, joint ventures, corporate partners and others involving financial and financially related transactions.

2.2Mergers and Acquisitions. CPG will provide assistance to CLIENT, as mutually agreed, in identifying M&A candidates, assisting in any due diligence process, recommending transaction terms and participating in negotiations.

2.3Introductions  to  the  Investment  Community.   CPG  has  a  familiarity  or
   association with numerous broker/dealers and investment professionals across the country and will enable contact between CLIENT and/or CLIENT's CLIENTs to facilitate business transactions among them. CPG shall use their contacts in the brokerage community to assist CLIENT in establishing relationships with Private Equity Capital Sources [Venture Capita, ET. AL] and securities dealers while providing the most recent corporate information to interested securities dealers on a regular and continuous basis. CPG understands that this is in keeping with CLIENT's business objective to market CLIENT's business or project to the investment community.

2.4CLIENT  and/or   CLIENT's  CLIENT   Transaction   Due  Diligence.   CPG  will
   participate in the due diligence on all proposed financial transactions affecting the CLIENT, of which CPG is notified in writing in advance, including investigation and advice on the financial, valuation and stock price implications thereof.

2.5 Ancillary Document Services. If necessary, CPG will undertake the development, editing and production of documents necessary to procure the agreed upon capital formation: Private Placement Memorandum, Investment Marketing Memorandum, and Business Plan.

      Client acknowledges that once documentation production has commenced, if client refuses editing process or terminates the Agreement to produce said documentation prior to its completion, or if client does not contract with The Compass Point Group, Inc. For capital formation services-no refunds of cash or stock shall be granted. Production shall commence immediately with normal production time range of two [2] to three [3] weeks depending upon client's availability for editing process and barring any mechanical failures or emergency occurrences beyond the control of client and/or The Compass Point Group, Inc.

2.6 Additional Duties. CLIENT and CPG shall mutually agree upon any additional duties that CPG may provide for compensation paid or payable by CLIENT under this Agreement. Such additional agreement (s) may, although there is no requirement to do so, may be attached hereto and made a part hereof by written amendments to be listed as "Exhibits" beginning with "Exhibit A" and initialed by both parties.

      2.7 Best Efforts. CPG shall devote such time and bet efforts to the affairs of the CLIENT as is reasonable and adequate to render the consulting services contemplated by this Agreement. CPG is not responsible for the performance of any services which may be rendered hereunder without the CLIENT providing the necessary information in writing prior thereto, nor shall CPG include any services that constitute the rendering of any legal opinions or performance of work that is in the ordinary purview of the Certified Public Accountant. CPG cannot guarantee results on behalf of CLIENT, but shall pursue all avenues available through its' network of financial contacts. At such time as an interest is expressed in CLIENT's needs, CPG shall notify CLIENT and advise it as to the source of such interest and any terms and conditions of such interest. The acceptance and consummation of any transaction is subject to acceptance of the terms and conditions by CLIENT. It is understood that a portion of the compensation to be paid hereunder is being paid hereunder by CLIENT to have CPG remain available to assist with transactions on an as-needed basis. CPG's duty is to introduce and market CLIENT's funding request to appropriate funding sources. CPG will in no way act as a "broker-dealer" under state securities laws. Because all final decisions pertaining to any particular investment are to be made by CLIENT, it will, in some cases, be CLIENTS' responsibility to communicate with potential funding sources pertaining to the CLIENT's funding request.

2.8 Non-Guarantee. CPG MAKES NO GURARANTEE THAT CPG WILL BE ABLE TO SUCCESSFULLY MARKET AND IN TURN SECURE A LOAN OR INVESTMENT FINANCING FOR CLEINT, OR TO SUCCESSFULLY PROCURE SUCH LOAN OR INVESTMENT WITHIN CLIENTS DESIRED TIMEFRAME OR TO GUARANTEE THAT IT WILL SECURE ANY LOAN OR INVESTMENT FINANCING WITH A SPECIFIC OR MINIMUM RETURN, INTEREST RATE OR OTHER TERMS, NEITHER ANYTHING IN THIS AGREEMENT NOR THE PAYMENT OF DEPOSITS TO CPG BY CLIENT PURSUANT TO FEE AGREEMENTS FOR OUTSIDE SERVICES (DOCUMENTATION, DESIGN, ADVERTISING, ET AL.) SHALL BE CONSTRUED AS ANY SUCH GUARANTEE. ANY COMMENTS MADE REGARDING POTENTIAL TIME FRAMES OR ANYTHING THAT PERTAINS TO THE OUTCOME OF CLIENT'S FUNDING REQUESTS ARE EXPRESSIONS OF OPINION ONLY. CLIENT HAS NOT BEEN REQUIRED TO MAKE EXCLUSIVE USE OF CPG FOR ANY SERVICES OR DOCUMENTATION DEEMED NECESSARY FOR THE PURPOSE OF SECURING INVESTMENTS. CPG HAS MADE NO SUCH DEMANDS IN ORDER FOR CLIENT'S PROJECT TO BE MARKETED UNDER THE TERMS OF THIS AGREEMENT. CPG HOLDS NO EXCLUSIVE RIGHTS TO THE MARKETING OF CLIENT'S PROJECT.

      Agreed, CLIENT INITIALS:_/s/ RM

Compensation to CPG.

3.1 A. CLIENT hereby agrees to pay CPG $80,000 annually for the above services plus the fees outlined in paragraphs 3.2,3.3, and 3.4 below. The fees (exclusive of those outlined in 3.2, 3.3. and 3.4 below) will be paid as follows: $35,000 in cash upon the execution of this Agreement plus $4,091 monthly thereafter to be received by the 5th day of the calendar month.


      OR   B.  The CLIENT may, however, elect to pay for the services
      (exclusive of 3.2, 3.3. and 3.4 below) by paying $50,000 in cash and .05% in the form of the CLIENT's common stock. These monies would be due as follows: upon the execution of this Agreement $20,000 in cash and $60,000 of the CLIENT's common stock and then $2,727 monthly thereafter to be received the 5th day of the calendar month. Option elected, CLIENT INITIALS:________





      OR   C.  The CLIENT may, however, elect to pay for these services
      (exclusive of 3.2,3.3 and 3.4 below) by paying $10,000 in cash and 1.5% in the form of the CLIENT's common stock. These monies and securities would be due immediately upon execution of the agreement. Option elected, CLIENT INITIALS:__________


      OR     D.  The CLIENT may, however, elect to pay for these services
      (exclusive of 3.2,3.3 and 3.4 below) by 54,000 shares in the form of the CLIENT's common stock. These securities would be due immediately upon execution of the agreement. Option elected, CLIENT INITIALS:_/s/ RM


      Note to D: CLIENT may, at its opinion, purchase back the 54,000 shares in the form of the CLIENT'S common stock from CPG for the amount of $100,000 to be executed not later than 60 calendar days from the execution of this agreement. CLIENT INITIALS:
               /s/ RM

      3.2 In the event that CPG, on a non-exclusive basis introduces CLIENT or a CLIENT affiliate to any third party funding source (s), underwriter(s), merger partner(s) or joint venture(s) who enters into a funding, underwriting, merger joint venture or similar agreement with CLIENT or CLIENTs affiliate, CLIENT hereby agrees to pay CPG advisory fees based on the following schedule derived from such funding, underwriting, merger, joint venture or similar agreement with CLIENT or CLIENT's CLIENT, unless generally accepted industry standards dictate otherwise, fees shall be payable at the Close of the transaction or when that is not practical with 24 hours after CLIENT has received the proceeds of such investment. The advisory fee is payable upon the commencement of such funding, underwriting, merger, joint venture or similar agreement with CLIENT or CLIENT's CLIENT. This provision shall survive this Agreement for a period of one year even though the term of this Agreement may have expired, as pursuant to the section titled "Term of Agreement and Termination". If CPG's efforts produce any investment in accordance with the terms and conditions set for the in Section 3, and CLIENT rejects said funding, a finders fee and expenses will become immediately due and payable. CPG shall also be entitled to 50.% of finders fee outlined in paragraph 3.3. or 3.4 below, in connection with any and all investment offers from CLIENT Contacts.
      Agreed, CLIENT INITIALS:__/s/ RM

      3.3 Fees for Direct Investment or Merger. CLIENT shall pay CPG a finder's fee of 5.0% of total amount offered or committed to CLIENT or in a Merger/Acquisition scenario, 5.0% of the total value of the transaction resulting from an introduction or negotiation by CPG. The 5.0% shall be paid in cash at the Close of the transaction. Additionally, CPG shall receive 100,000 options exercisable without cash at a 30.0% discount to market [calculated on the day funding in any amount occurs] and expiring three years from the signing of this contract. The share issueable upon exercise of the warrants will have standard piggyback registration rights. The fees [cash and stock] shall be paid upon signing a term sheet with the investor. Additionally, upon successful merger or acquisition CPG shall receive 1% of the total merger value in the form of the surviving entity's free trading stock.

      Fees for Introduction to a Third Party Investment. CLIENT shall pay CPG a finder's fee of the total amount offered or committed to CLIENT of one percent (1.0%) in cash and a cash equivalent equal to 5.0% of the total raise offered or committed to CLIENT in the form of shares of the CLIENTS free trading stock. Additionally, CPG shall receive 100,000 options exercisable without cash at a 30.0% discount to market [calculated on the day funding in any amount occurs] and expiring three years from the signing of this contract. The shares issueable upon exercise of the warrants will have standard piggyback registration rights. The fees [cash and stock] shall be paid upon signing a term sheet with the investor.

      THE FEES PROVIDED FOR IN SECTIONS 3.3 AND 3.4 ARE NOT INTENDED TO AND WILL NOT APPLY CUMULATIVELY TO THE SAME FUNDING; HOWEVER, EACH MAY APPLY TO DIFFERENT PORTIONS OF A TRANSACATION COMPRISING DIFFERENT FUNDING SOURCES.

3.5 Expenses. If CLIENT accepts any investment provided under this Agreement, CLIENT shall reimburse CPG for reasonable expenses incurred in performing its duties pursuant to this Agreement (including printing, postage, express mail, photo reproduction, travel, lodging, and long distance telephone and facsimile charges). Such reimbursement will be payable within 24 hours after CLIENT's receipt of CPG invoice for same.
3.6 Additional Fees. CLIENT and CPG shall mutually agree upon any additional fees that CLIENT may pay in the future for services rendered by CPG under this Agreement. Such additional agreement (s) may, although there is no requirement to do so, be attached hereto and made apart hereof as Exhibits beginning with Exhibit A.

3.7 Interest on Funds Due. CLIENT shall pay interest on all payment in arrears due CPG, at the rate of ten percent (10.0%) per annum.

3.8 Terms and Conditions of Investment. CLIENT is not obligated to accept any investment from any potential investor under the following conditions:


            [i] CLIENT may reject any investment from any potential investor that does not qualify as an "accredited investor" under Rule 501 (a) of the securities an Exchange Commission.


            [ii] CLIENT may reject any investment from any single potential investor that is less than $250,000. US.

            [iii] CLIENT may reject any equity investment from any potential investor, or all investment, if after the completion of all such investment, or all investors would hold or be entitled to hold a majority of the issued and outstanding shares of capital stock of CLIENT pursuant to reasonable valuation.


            [iv] CLIENT reserves the right to refuse any equity investment that requires equity at more than a 30% discount to market.


3.9 Investment Source[s] Disclosure. It is fully understood that in some cases CPG's investment/lending sources that may be public sources and who may independently approach CLIENT without the assistance of CPG. CPG makes no claims to have SPECIAL relationships with sources and is not to be considered as having any capabilities of expediting or `pushing' CLIENT's case through any approval channels outside the norm of any request of this type. The sources in the CPG database are sources compiled by CPG from created relationships as well as lists purchased or requested for the purpose of building a comprehensive LENDER/INVESTOR MARKETING SERVICE. Agreed, CLIENT INITIALS:__/s/ RM

4. Indemnification.  The CLIENT  agrees to indemnify and hold harmless CPG, each of its officers, directors, employees and each person, if any, who controls CPG against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever caused by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of a material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as the client or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for their own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

   CPG agrees to indemnify and hold harmless CLIENT, each of its officers, directors, employees and each person, if any, who controls CLIENT against any and all liability, loss and costs, expenses or damages, including but not limited to, any and all expenses whatsoever reasonably incurred in investigation, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever or howsoever cause by reason of any injury (whether to body, property, personal or business character or reputation) sustained by any person or to any person or property by reason of any act, neglect, default or omission, or any untrue or alleged untrue statement of an material fact, or any misrepresentation of any material fact or any breach of any material warranty or covenant as CPG or any of its agents, employees, or other representatives arising out of, or in relation to, this Agreement. Nothing herein is intended to nor shall it relieve either party from liability for its own act, omission or negligence. All remedies provided by law, or in equity shall be cumulative and not in the alternative.

        5. CLIENT Representations. CLIENT hereby represents, covenants and warrants to CPG as follows:

      5.1 Authorization. CLIENT and its signatories herein have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

      5.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate any provision of the charter or by-laws of CLIENT, or violate any terms of provision of any other Agreement or any statue or law.
5.3 Agreement in Full Force and Effect. All contracts, agreements, plans, leases, policies, and licenses referenced herein to which CLIENT is a party are valid and in full force and effect.
5.4 Litigation. Except as set forth below, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the best knowledge of CLIENT threatened against or invoking CLIENT, or which questions or challenges the validity of this Agreement and its subject matter; and CLIENT does not know or have any reason to know of any valid basis for any such action, proceeding or investigation.
5.5 Consents. No consent of any person, other than the signatories hereto, is necessary to the consummation the transactions contemplated hereby, including, without limitation, consents from parties to loans, contracts, lease or other Agreements and consents from governmental agencies, whether federal, state, or local.


5.6   CPG Reliance.  CPG has and will rely upon the documents;  instruments  and
      written  information   furnished  to  CPG  by  the  CLIENT's  officers  or
      designated employees.


A. CLIENTs Material. All representations and statements provided herein about the CLIENT are true and complete and accurate to the best of CLIENT's knowledge. CLIENT agrees to indemnify, hold harmless, and defend CPG, its officers, directors, agents and employees, at CLIENTS's expense for any proceeding or suit which may raise out of any inaccuracy or incompleteness of any such material or written information supplies to CPG.
B. CLIENT'S CLIENT and Other Material. CLIENT warrants that all representation and statements provided, other than that about the CLIENT, are, to the best of its knowledge, true, complete and accurate.

                      5.7 SERVICES NOT EXPRESS OR IMPLIED.


A. CPG has not agreed with CLIENT in the Agreement or any other Agreement, verbal or written, to be a market-maker (but may be a placement agent by other "Selling Agreement" from time-to-time) in CLIENTs securities or in any specific securities or securities in which CLIENT or CLIENT's CLIENT has an interest; and,
B. Any payments made herein to CPG are not, and shall not be construed as, compensation to CPG for the purposes of making a market, to cover CPG out-of-pocket expenses for making a market, or for the submission by CPG of an application to make a market in any securities; and
C. No payments made herein to CPG are for the purpose of affecting the price of any security or influencing any market-making functions, including but not limited to bid/ask quotations, initiation and termination of quotations, retail securities activities, or for the submission of any application to make a market.

 6.  Confidentiality.
6.1 CPG and CLIENT each agree to provide  reasonable  security measures to keep information confidential where release may be detrimental to their respective business interests. CPG and CLIENT shall each require their employees, agents, affiliates, subCLIENTs, other licensees, and others who will have access to the information through CPG and CLIENT respectively, to first enter appropriate non-disclosure Agreements requiring the confidentiality contemplated by their Agreement in perpetuity.
6.1 CPG will not, either during its engagement by the CLIENT pursuant to this Agreement or at any time thereafter, disclose, use or make known for its or another's benefit, any confidential information, knowledge, or data of the CLIENT or any of its affiliates in any way acquired or used by CPG during its engagement by the CLIENT. Confidential information, knowledge or date of the CLIENT and its affiliates shall not include any information that is, or become generally available to the public other than as a result of a disclosure by CPG or its representatives.


6     Miscellaneous Provisions.
7.1 Amendment and Modification. This Agreement may be amended, modified and supplemented only by written agreement of CPG and CLIENT.
7.2 Waiver of Compliance. Any failure of CPG, on the one hand, or CLIENT on the other, to comply with any obligation, agreement, or condition herein may be expressly waived in writing, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of or estoppel with respect to, any subsequent or other failure.
7.3 Expenses: Transfer Taxes, Etc. Whether or not the transaction, if any, contemplated by this Agreement shall be consummated, CPG agrees that all fees and expenses incurred by CPG in connection with the Agreement shall be borne by CPG and CLIENT agrees that all fees and expenses incurred by CLIENT in connection with this Agreement shall be borne by CLIENT, including, without limitation as to CPG or CLIENT, all fees of counsel and accountants.
7.4 Compliance with Regulatory Agencies. Each party agrees that all actions, direct or indirect, taken by it and it's respective agents, employees and affiliates in connection with this Agreement and any financing or underwriting hereunder shall conform to all applicable Federal and State securities laws.
7.5 Notices. Any notices to be given hereunder by any party to the other may be effected by personal delivery in writing or in by mail, registered or certified, postage prepaid with return receipt requested. Mailed notices shall be addresses to the "Contact Person" at the addresses appearing in the introductory paragraph of this Agreement, but any party may change his address
7.6 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any right, interest or obligations hereunder will be assigned by any of the parties hereto without the prior written consent of the other parties, except by operation of law.
7.7 Delegation. Neither party shall delegate the performance of its duties under this Agreement without the prior written consent of the other party.
7.8 Publicity. Neither GPG nor CLIENT shall make or issue, or cause to be made or issued, any announcement or written statement concerning this Agreement or the transaction contemplated hereby for dissemination to the general public without the prior consent of the other party. This provision shall not apply, however, to any announcement or written statement required to be made by law or the regulations of any Federal or State governmental agency, except that the party concerning the timing and consent of such announcement before such announcement is made.
7.9 Governing Law. This Agreement and the legal relations among the parties hereto shall be governed by and construed in accordance with the laws of the State of California, without regard to its conflict of law doctrine. CLINET and CPG agree that if any action is instituted to enforce or interpret any provision of this Agreement, the jurisdiction and venue shall be San Diego County, CA.
7.10Counterparts.  This Agreement may be executed  simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
7.11Headings.  The heading of the  sections of this  Agreement  are inserted for convenience only and shall not constitute a part hereto or affect in any way the meaning or interpretation of this Agreement.
7.12Entire  Agreement.  This Agreement,  including any Exhibits hereto,  and the other documents and certificates delivered pursuant to the terms hereto, sets forth the entire Agreement and understanding of the parties hereto in respect of the subject matter contained herein, and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto.
7.13Third  Parties.  Except as  specifically  set forth or  referred  to herein, nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or corporation other than the parties hereto and their successors or assigns, any rights or remedies under or by reason of this Agreement.
7.14Attorneys'  Fees and  Costs.  If any  action is  necessary  to  enforce  and collect upon the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fee and costs, in addition to any other relief to which that party may be entitled. This provision shall be construed as applicable to the entire Agreement.
7.15Survivability.  If any part of this Agreement is found, or deemed by a court of competent jurisdiction to be invalid or unenforceable, that part shall be severable from the remainder of the Agreement.
7.16Further  Assurances.   Each  of  the  parties  agrees  that  it  shall  from
    time-to-time take such actions and execute such additional instruments as may be reasonable necessary or convenient to implement and carry out the intent and purpose of this Agreement.
7.17Relationship  of the Parties:  Nothing  contained in this Agreement shall be deemed to constitute either party to become the partner or the other, the agent or legal representative of the other, nor create any fiduciary relationship between them, except as otherwise expressly provided herein. It is not the intention of the parties to create nor shall this Agreement be construed  to  create  any  commercial  relationship  or other  partnership.
    Neither party shall have any authority to act for or to assume any obligation or responsibility on behalf of the other party, except as otherwise expressly provided herein. The rights, duties, obligations and liabilities of the parties shall be separate, not joint or collective. Each party shall be responsible only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein.
7.18No  Authority  to Obligate  the CLIENT.  Without the consent of the Board of
    Directors of the CLIENT, CPG shall have no authority to take, nor shall it take, any action committing or obligating the CLIENT in any manner, and it shall not represent itself to others as having such authority.
7     Arbitration.  WITH RESPECT TO THE ARBITRATION OF ANY DISPUTE, THE
   UNDERSIGNED HEREBY ACKNOWLEDGE THAT;

A.    ARBITRATION IS FINAL AND BINDING ON THE PARTIES;
B. THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDY IN COURT, INCLUDING THEIR RIGHT TO JURY TRIAL;
C. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDING;
D. THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT OF APPEAL OR TO SEEK MODIFICATION
   OF RULING BY THE ARBITRATORS IS STRICTLY LIMITED;
E. THIS ARBITRATION AGREEMENT IS SPECIFICALLY INTENDED TO INCLUDE ANY AND STATUTORY CLAIMS WHICH MIGHT BE ASSERTED BY ANY PARTY.
F. ALL DISPUTES, CONTROVERSIES, OR DIFFERENCES BETWEEN THE CLIENT, CPG OR ANY OF THEIR OFFICRS, DIRECTORS, LEGAL REPRESENTATIVES, ATTORNEYS, ACCOUNTANTS, AGENTS OR EMPLOYEES, OR ANY CUSTOMER OR OTHER PERSON OR ENTITY, ARISING OUT OF, IN CONNECTION WITH OR AS A RESULT OF THIS AGREEMENT, SHALL BE RESOLVED THROUGH ARBITRTION RATHER THAN THROUGH LITIGATION.
G. THE UNDERSIGNED CLIENT HEREBY AGREES TO SUBMIT THE DISPUTE FOR RESOLUTION TO EITHER THE AMERICAN ARBITRATION ASSOCIATION, IN SAN DIEGO, CALIFORINA WITHIN FIVE (5) DAYS AFTER RECEIVING A WRITTEN REQUEST TO DO SO FROM ANY OF THE AFORESAID PARTIES.
H.    IF ANY PARTY FAILS TO SUBMIT THE DISPUTE TO ARBITRATION ON REQUEST,
   THEN THE REQUESTING PARTY MAY COMMENCE AN ARBITRATION PROCEEDING, BUT IS UNDER NO OBLIGATION TO DO SO.
I. ANY HEARING SCHEDULED AFTER AN ARBITRATION IS INITIATED SHALL TAKE PLACE IN SAN DIEGO COUNTY, CALIFORNIA, AND THE FEDERAL ARBITRATION ACT SHALL GOVERN THE PROCEEDING AND ALL ISSUES RAISED BY THIS AGREEMENT TO ARBITRATE.
J. IF ANY PARTY SHALL INSTITUTE ANY COURT PROCEEDING IN AN EFFORT TO RESIST ARBITRTION AND BE UNSUCCESSFUL IN RESISTING ARBITRATION OR SHALL UNSUCCESSFULLY CONTEST THE JURISDICTION OF ANY ARBITRATION FORUM LOCATED IN SAN DIEGO COUNTY, CALIFORNIA, OVER ANY MATTER WHICH IS THE SUBJECT OF THIS AGREEMENT, THE PREVAILING PARTY SHALL BE ENTITLED TO RECOVER FROM THE LOSING PARTY ITS LEGAL FEES AND ANY OUT-OF-POCKET EXPENSES INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH LEGAL PROCEEDING OR ITS EFFORTS TO ENFORCE ITS RIGHTS TO ARBITRATION AS PROVIDED FOR HEREIN.
K. THE PARTIES SHALL ACCEPT THE DECISION OF ANY AWARD AS BEING FINAL AND CONCLUSIVE AND AGREE TO ABIDE THEREBY:


M. ANY DECISION MAY BE FILED WITH ANY COURT AS A BASIS FOR JUDGMENT AND EXECUTION FOR COLLECTION.


8 Term of Agreement and Termination. This Agreement shall be effective upon execution, shall continue for one year unless terminated sooner, by either party, upon giving to the other party five (5) days written notice, after which this Agreement is terminated. CPG shall be entitled to the finders fees described in this Agreement for funding or underwriting commitments entered into by CLIENT's CLIENT within two(2) year after the termination of this Agreement if said funding or underwriting was the result of CPG efforts prior to the termination of Agreement. Any future compensation due CPG after termination shall be cancelled.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.


NOVA PHARMACEUTICAL INC.

/s/ Ralph Mann

By: Ralph Mann
Its:  President


CPG:  THE COMPASS POINT GROUP, INC.


          /s/ Robert Sullivan
By:__________________________